Exhibit 23.12

Consent of Qualified Person

In accordance with the requirements of Regulation S-K 1300 Modernization of Property Disclosures
§229.1302(b)(4)(iv) and §229.601(b)(23)

Report Description

Report titled “North American Lithium DFS Technical Report Summary - Quebec, Canada”
(“Report”)

Piedmont Lithium Inc.
(“Company”)

North American Lithium Project
(“Deposit”)

February 27, 2024
(“Date of Report”)

Statement

I, Ehouman N'Dah, P. Geo., of Sayona Quebec, Inc., confirm that:

●	In connection with the filing of Amendment No. 3 to the Registration Statement on Form S-3 (No. 333-259798) of the Company (the “Amendment”), I consent to:
o
The incorporation by reference  of the Technical Report Summary titled “North American Lithium DFS Technical Report Summary - Quebec, Canada” (“TRS – Definitive Feasibility Study”) filed with the Company’s 10-K February 28, 2024 into the Amendment; and,

o
The use of the Sayona Quebec, Inc. name, including our status as an expert or Qualified Person (as defined in Subpart 1300 of Regulation S-K promulgated by the Securities and Exchange Commission) in connection with the TRS – Definitive Feasibility Study; and,

o
The information derived, summarized, quoted or reference from the TRS – Definitive Feasibility Study, or portions thereof, that were prepared by us, that we supervised the preparation of and/or that was reviewed or approved by us, that is reported or incorporated by reference into the Amendment.

●	I have read and understood the requirements of the Regulation S-K 1300 Modernization of Property Disclosures.
●	I am a “Qualified Person” as defined by Regulation S-K, and to the activity for which our firm is accepting responsibility.
●	I have reviewed the Technical Report Summary to which this Consent Statement applies.
●
I am an authorized representative and full-time employee of Sayona Quebec Inc. who has been engaged by Piedmont Lithium Inc. to prepare the documentation for the North American Lithium Project on which the Report is based, for the period ended on December 31, 2023.

I am responsible for (chapters) titled "North American Lithium DFS Technical Report Summary - Quebec, Canada," with specific responsibility for the following sections of this report::

●	Section 1 – Executive Summary
●	Section 5 – History
●	Section 6 – Geological Setting, Mineralization, and Deposit
●	Section 7 - Exploration
●	Section 8 - Sample Preparation, Analyses and Security
●	Section 9 - Data Verification
●	Section 11 - Mineral Resources
●	Section 21 - Other Relevant Data and Information
●	Section 22 – Interpretation and Conclusions
●	Section 23 – Recommendations
●	Section 24 – References
●	Section 25 – Reliance on Information Provided by the Registrant

CONSENT

I consent to the incorporation by reference of the Technical Report Summary by Piedmont Lithium Inc. (“Reporting Company”) into Amendment No. 3 to the Registration Statement on Form S-3 (No. 333-259798) of the Reporting Company.

Additional Reports related to the Deposits for which the Qualified Person signing this form is accepting responsibility:

●	The Reporting Company’s Annual Reports (10-K) for the next 12 months;
●	The Reporting Company’s Quarterly Reports for the next 12 months;
●	The Reporting Company’s Investor Presentations for the next 12 months;
●	The Reporting Company’s future press releases for the next 12 months, until such time that the Report is superseded or this consent is otherwise withdrawn;
●	The Reporting Company’s exhibition booths at any conferences for the next 12 months; and
●
Any other releases, presentations and promotional material made by the Reporting Company during the next 12 months, until such time that the exploration target included in the Report is superseded or this consent is otherwise withdrawn.

/s/ Ehouman N'Dah	May 14, 2024
Signature of Competent Person	Date

Ordre des Geologues du Quebec	0734
Professional Membership	Membership Number

/s/ Maxime Dupéré	Maxime Dupéré
Signature of Witness	Print Witness Name